July 9, 1998


                                  20,000 Units
                              Discovery Zone, Inc.
                  13 1/2% Senior Collateralized Notes due 2002
                with Warrants to Purchase Shares of Common Stock


JEFFERIES & COMPANY, INC.
11100 Santa Monica Blvd., 10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

                  Discovery Zone, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below. Capitalized terms used in this agreement ("Agreement") and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture (as defined below).

         1. Issuance of Securities. Subject to the terms and conditions herein contained, the Company shall issue and sell to the Initial Purchaser 20,000 Units (each a "Unit" and collectively, the "Units"), each consisting of (a) $1,000 principal amount of its 13 1/2% Senior Collateralized Notes due 2002 (collectively, the "Notes"), (b) 17 Series A warrants (collectively, the "Series A Warrants") to purchase an aggregate of 30,079.2611 shares of the Company's common stock, par value $0.01 per share (consisting of either voting common stock (the "Voting Common Stock") or convertible nonvoting common stock (the "Nonvoting Common Stock" and, together with the Voting Common Stock, the "Common Stock"), and (c) 17 Series B redeemable warrants (collectively, the "Series B Warrants" and, together with the Series A Warrants, the "Warrants") to purchase an aggregate of 13,270.2612 shares of Common Stock, in each case at an exercise price of $0.01 per share, subject to adjustment.

                  As compensation for services to be rendered hereunder, the Initial Purchaser will receive its discount in connection with offering of the Units described herein and in the Final Memorandum (the "Units Offering") in Series B Preferred Units (as defined in the Final Memorandum) consisting of $1,000,000 stated value of the Company's Series B Junior Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, and warrants to purchase in the aggregate 4.819% of the Common Stock on a fully diluted basis before giving effect to future issuances of options under the Company's Stock Incentive Plan (as defined in the Final Memorandum) pursuant to the terms of a Purchase




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Agreement (the "Preferred Units Purchase Agreement"), to be entered into prior to the Closing Date by and among the Company, the Initial Purchaser and certain other parties named therein, substantially in the form attached hereto as Exhibit D.

                  The Notes are to be issued under an indenture (the "Indenture") to be dated as of the Closing Date (as defined in Section 3 hereof) by and between the Company, each of the Subsidiary Guarantors listed thereon and Firststar Bank of Minnesota, as trustee (the "Trustee"). Pursuant to an Escrow and Security Agreement (the "Escrow Agreement") dated as of the Closing Date among the Company and the Trustee for the holders of the Notes, a portion of the proceeds from the sale of the Units will be placed in an account (the "Escrowed Interest Account"), to be held and invested by the Trustee in certain U.S. Government Obligations (the "Pledged Securities") in accordance with the provisions of the Escrow Agreement. Interest and other income, if any, earned on the Pledged Securities will be added to and shall be deemed a part of the Escrowed Interest Account.

                  Pursuant to certain of the Collateral Agreements to be entered into by the Company and the Trustee on the Closing Date, the Company will grant and pledge to the Trustee, for the equal and ratable benefit of the holders of the Notes, (i) a security interest in certain collateral of the Company (including cash, accounts receivable, inventory, equipment, general intangibles, intellectual property rights, books and records and furnishings and fixtures),
(ii) a pledge of all of the capital stock of the Company's current and future subsidiaries (other than DZ Party, Inc. and any Limited Investment Subsidiaries) (the "Pledged Subsidiaries Stock"), (iii) subject to obtaining certain third party consents, a subordinated mortgage lien on substantially all of the Company's real property and improvements thereon and (iv) subject to certain conditions, mortgage liens on leasehold interests in the premises and improvements thereon occupied by the Company pursuant to leases of store properties entered into by the Company after the date of issuance of the Existing Notes (as defined below), in each case to secure the payment and performance of the obligations of the Company under the Indenture and the Notes. The security interests in the collateral securing the Notes will be senior to the security interests securing the Existing Notes (as defined below) and will be subordinated to a lien securing the obligations under the Revolving Credit Facility and any future Eligible Credit Facility and, in certain circumstances, statutory liens in favor of certain creditors of the Company.

                  Additionally, all current and future subsidiaries of the Company (other than DZ Party, Inc. and Limited Investment Subsidiaries), jointly and severally, shall fully and unconditionally guarantee, on a senior secured basis, to each holder of Notes and the Trustee, the payment and performance of the Company's obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a "Subsidiary



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Guarantor" and each such guarantee being referred to herein as a "Guarantee");
provided, however, that the Guarantees shall be subject to the rights of lenders under the Revolving Credit Facility and any future Eligible Credit Facility.

                  The Warrants are to be issued by the Company under a warrant agreement to be dated as of the Closing Date (the "Warrant Agreement") for the benefit of the holders of the certificates evidencing the Warrants. The shares of Common Stock and Non-Voting Common Stock issuable upon exercise of the Warrants are collectively herein referred to as the "Warrant Shares". The Notes, Warrants, Warrant Shares and Units are collectively referred to herein as the "Securities."

                  The Units are being offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on certain exemptions therefrom.

                  In connection with the offer and sale of the Units, the Company has prepared a preliminary offering memorandum, dated June 22, 1998 (the "Preliminary Memorandum"), and a final offering memorandum dated July 9, 1998 (the "Final Memorandum"), setting forth a description of the terms of the Securities and the Collateral Agreements, the terms of the offering of the Units and a description of the business of the Company. "Memorandum" means, as of any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Memorandum, or any amendment or supplement to either such document), including exhibits and schedules thereto.

                  The Company understands from the Initial Purchaser that the Initial Purchaser proposes to make the Units Offering on the terms and in the manner set forth herein and in the Final Memorandum as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered. The Company also understands from the Initial Purchaser that, at such time, the Initial Purchaser intends to make an offering of the Units (i) to persons in the United States whom the Initial Purchaser reasonably believes to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), (ii) in transactions under Rule 144A to a limited number of persons whom the Initial Purchaser reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be institutional "accredited investors" ("Accredited Investors") as defined in Rule 501(a)(1), (2), (3) or (7) under the Act, and (iii) outside the United States in compliance with Regulation S under the Act.

                  The Initial Purchaser and its direct and indirect transferees of the Units will be entitled to the benefits of a registration rights agreement, substantially in the form attached



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hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the
Company shall agree, among other things, (i) to file a registration statement with the Securities and Exchange Commission (the "Commission") registering under the Act the Notes, the Exchange Notes or the Private Exchange Notes (the
Exchange Notes, together with the Private Exchange Notes, shall sometimes be referred to hereinafter as the "New Notes"), and (ii) to grant certain registration rights to the holders of the Warrant Shares.

         2. Representations and Warranties. The Company, on behalf of itself and each of its Subsidiaries, represents and warrants to and agrees with the Initial Purchaser that:

                  (a) Neither the Preliminary Memorandum, the Final Memorandum, nor any amendment or supplement thereto, as of the date thereof and at all times subsequent thereto up to the Closing Date, contained or contains any untrue statement of a material fact, or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchaser and furnished to the Company in writing by the Initial Purchaser or its counsel expressly for use in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto. Each of the Preliminary Memorandum and the Final Memorandum, as of their respective dates, contained, and the Final Memorandum, as amended or supplemented as of the Closing Date, will contain, all the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

                  (b) The Company has the authorized capitalization set forth in the Final Memorandum, and the authorized capital stock of the Company conforms to the statements relating thereto contained in the Final Memorandum. All of the outstanding shares of capital stock of the Company and its Subsidiaries have been duly authorized and, on the Closing Date, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights. Except as disclosed in the Final Memorandum, (i) all of the outstanding shares of capital stock of each of the Subsidiaries of the Company are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, "Encumbrances"), other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions, (ii) except for the grant of options to purchase shares of Common Stock which may be granted subsequent to the date of the Final Memorandum pursuant to the Stock Incentive Plan (as defined in the Final Memorandum), there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of its Subsidiaries, (B)

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agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock or any other Equity Interests of the Company or any of its Subsidiaries. Except as set forth in the Final Memorandum, the Company does not own and does not have any Subsidiaries that own, directly or indirectly, any Equity Interests of any kind in any firm, partnership, joint venture or other entity.

                  (c) Each of the Company and its Subsidiaries is duly incorporated, validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect. For the purposes of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on
(i) the management, business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, or
(ii) the Company's ability to perform any of its material obligations under any of the agreements, documents or instruments contemplated to be entered into by the Company hereby, by the Transaction Documents (as defined below) or by the Final Memorandum.

                  (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes. The Notes have been duly and validly authorized by the Company and, when executed by the Company and each Subsidiary Guarantor party thereto and authenticated by the Trustee in accordance with the provisions of the Indenture, and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, the Collateral Agreements, the New Intercreditor Agreements and the Registration Rights Agreement (such agreements, together with all transactions and agreements contemplated thereby, may sometimes hereinafter be referred to as the "Transaction Documents"), and enforceable against the Company and its Subsidiaries (including each Subsidiary Guarantor party thereto) in accordance with their respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied

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by a court of law or equity) and the discretion of the court before which any proceeding therefore may be brought.

                  (e) The Company and each of its Subsidiaries has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the New Intercreditor Agreements and the Collateral Agreements. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture, the New Intercreditor Agreements and the Collateral Agreements have been duly and validly authorized by the Company and each Subsidiary Guarantor party thereto and, when executed and delivered by the Company, each such Subsidiary Guarantor and each of the other parties thereto, will each constitute a valid and legally binding agreement of the Company and the Subsidiary Guarantors, enforceable against the Company and each Subsidiary Guarantor in accordance with its respective terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii), in the case of the Collateral Agreements, federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

                  (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

                  (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement.The Warrant Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors rights

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generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought, and (iii) federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

                  (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrants. The Warrants have been duly and validly authorized by the Company and, when executed by the Company and countersigned by the Warrant Agent in accordance with the provisions of the Warrant Agreement and when delivered to and paid for by the Initial Purchaser in accordance with the terms of the Warrant Agreement and this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and
(iii) federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

                  (i) The Warrant Shares, upon becoming available for issuance upon the exercise of the Warrants in accordance with their respective terms, will have been duly and validly authorized for issuance by the Company and, when issued in accordance with the terms and conditions contained in the Warrants and the Warrant Agreement, as applicable, will be duly authorized, validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Final Memorandum, will not be subject to any preemptive or similar rights and will be free of any Encumbrances. The Warrant Shares, upon becoming available for issuance upon the exercise of the Warrants in accordance with their respective terms, will have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement, as the case may be. Upon becoming available for issuance upon conversion of the shares of Non-Voting Common Stock in accordance with their respective terms, the shares of Common Stock issuable upon conversion of the Non-Voting Common Stock (the "Non-Voting Shares"), will have been duly and validly authorized for issuance by the Company and, when issued in accordance with the terms and conditions contained in the Warrants, the Warrant Agreement and the Company's Third Amended and Restated Certificate of Incorporation, will be duly authorized, validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Final Memorandum, will not be subject to any preemptive or similar rights and will be free of any Encumbrances. The Non-Voting Shares, upon becoming available for issuance upon conversion of

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the Non-Voting Common Stock in accordance with their terms, will have been duly reserved for issuance in accordance with the terms of the Warrants and the Warrant Agreement.

                  (j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company. Except for
(i) the consent (the "Noteholder Consent") of the holders of a majority of the Company's outstanding 13 1/2 Senior Secured Notes due 2002 (the "Existing Notes") which the Company is soliciting pursuant to a Consent Solicitation Statement, dated July 9, 1998 (the "Consent Solicitation Statement"), (ii) the consent dated as of July 9, 1998 (the "Wafra Consent") of the holders of the Company's Convertible Preferred Stock (as defined in the Final Memorandum), including Wafra Investment Advisory Group, Inc. and/or its affiliates, which the Company is soliciting in connection with the issuance of the Preferred Unit Warrants (as defined in the Final Memorandum) and (iii) the consent of Foothill Capital Corporation as a lender under an Eligible Credit Facility (the "Bank Consent"), no consent, approval, authorization or order of any court or governmental agency or body, or third party (in each case, a "Consent") is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such other Consents as have been obtained and such other Consents as may be required under the Act or state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchaser. The Company is not (i) in violation of its certificate of incorporation or bylaws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a breach of or default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or to which the Company or any of its properties or assets is subject, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (k) Subject to receipt by the Company of the Noteholder Consent, the Wafra Consent and the Bank Consent, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice of passage of time

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or both would constitute a breach of or default under) or violation of (i) any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or to which the Company or any of its properties or assets is subject other than any such breaches, defaults, violations or events which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Company, or (iii) assuming compliance with the Act and all applicable state securities or "Blue Sky" laws, any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets other than any such breaches, defaults, violations or events which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (l) The audited consolidated financial statements and related notes of the Company included in the Final Memorandum present fairly in all material respects the consolidated financial position, the results of operations and cash flows of the Company and its Subsidiaries at of the dates and for the periods to which they relate and have been prepared in conformity with generally accepted accounting principles ("GAAP"), consistently applied, except as otherwise stated therein. The unaudited consolidated financial statements and related notes and schedules of the Company and its Subsidiaries included in the Final Memorandum present fairly the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared on a basis consistent with the audited consolidated financial statements of the Company and its Subsidiaries and in conformity with GAAP, consistently applied. The summary consolidated historical financial data in the Final Memorandum present fairly in all material respects the financial information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein.

                  (m) The pro forma "as-adjusted" financial information (including the notes thereto) included in the Final Memorandum (x) have been prepared in accordance with applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (y) if applicable, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information, and (z) have been properly computed on the bases described therein. The estimates and assumptions used by the Company in the preparation of the pro forma "as-adjusted" financial information (including the notes thereto) included in the Final Memorandum are believed in good faith by the Company to be reasonable, the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein, and the Company believes that such information is reasonable and



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attainable based on the facts and circumstances existing on the Closing Date and the assumptions stated therein.

                  (n) Each of Ernst & Young LLP and Price Waterhouse LLP, which firms have audited certain of such financial statements as set forth in their reports included in the Final Memorandum, is an independent public accounting firm within the meaning of the Act.

                  (o) Except as described in the Final Memorandum, there is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any Subsidiary of the Company is a party, or to which any of the property or assets of the Company or any Subsidiary of the Company are subject, before or brought by any court or governmental agency or body which, if determined adversely to the Company or such Subsidiary, would have, individually or in the aggregate, a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Units to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                  (p) The Company and each of its Subsidiaries owns or possesses adequate licenses or other rights to use all trademarks, service marks, trade names and know-how necessary to conduct the businesses as now conducted or as proposed to be conducted as described in the Final Memorandum, and the consummation of the transactions contemplated hereby and by the Transaction Documents will not alter or impair any of such rights. No claims have been asserted, and the Company has not received any notice of conflict with (or knows of any such conflict with) asserted rights of others with respect to the use, validity or the effectiveness of any trademarks, service marks, trade names or know-how which, if such claim or assertion of conflict were the subject of an unfavorable decision, ruling or finding would, individually or in the aggregate, have a Material Adverse Effect.

                  (q) The Company and each of its Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and foreign governmental authorities with jurisdiction, all self-regulatory organizations and all courts and other tribunals, presently required or necessary for the Company and each of its Subsidiaries to own or lease, as the case may be, and to possess or operate its properties and to carry on its business as now conducted or proposed to be conducted as set forth in the Final Memorandum, except where the failure to obtain such licenses, permits, certificates, consents, orders, approvals and other authorizations, or to make all declarations and filings (collectively, "Permits"), would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has

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fulfilled and performed all of its obligations with respect to such Permits except obligations which the failure to fulfill or perform would not have a Material Adverse Effect, and to the best of the Company's knowledge, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof, or results in any material impairment of the rights of the holder of any such Permit; and neither the Company nor any of its Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (r) Since the respective dates as of which information is given in the Final Memorandum, except as described therein or contemplated thereby, (i) neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business and (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or otherwise.

                  (s) Each of the Company and its Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns that are required to be filed, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and, except as set forth in the Final Memorandum, has paid all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due thereon that are due and payable; other than tax deficiencies which (i) the Company or any Subsidiary of the Company is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves in accordance with GAAP or (ii) the failure to pay would not have a Material Adverse Effect. There is no tax deficiency or actual or proposed tax assessment that has been asserted against the Company or any Subsidiary of the Company that would have, individually or in the aggregate, a Material Adverse Effect.

                  (t) None of the Company or any agent acting on its behalf has taken or will take any action that could cause the transactions contemplated by this Agreement (including, without limitation, any pledge of the capital stock of any Subsidiary of the Company pursuant to the Pledge Agreement) or the sale of the Units to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

                  (u) The Company and its Subsidiaries have (a) good and marketable title to all real property and other material assets

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(personal, tangible, intangible or mixed) described in the Final Memorandum as owned by them, and, good and marketable title to all leasehold estates in the real and personal property described in the Final Memorandum as being leased by them, and such title will be free and clear of all Liens, except (x) Permitted Liens, (y) Liens securing the obligations under the Revolving Credit Facility or any Eligible Credit Facility and (z) such Liens that are not material and do not interfere with the use made or proposed to be made of such property and (b) peaceful and undisturbed possession under all leases to which it is a party as lessee or sublessee, except for such defects in title or lack of possession that, in the aggregate, would not have a Material Adverse Effect. Each of the Company and its Subsidiaries operates all real and personal property leased by it under valid and enforceable leases and has performed in all material respects the obligations required to be performed by it with respect to each such lease except for such leases and obligations which, in the aggregate, would not have a Material Adverse Effect. As to leases with respect to which the Company or any of its Subsidiaries is the lessor, the lessees and other parties under such leases are in compliance with all material terms and conditions thereunder and such leases are in full force and effect except for such leases which, it not in full force and effect, would not, in the aggregate, have Material Adverse Effect. All tangible assets and properties of the Company and its Subsidiaries are in good working order (subject to ordinary wear and tear) and are adequate for the uses to which they are being put or would be put in the ordinary course of business except for such assets and properties as are not material, individually or in the aggregate, to the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole.

                  (v) There are no legal or governmental proceedings involving or, to the Company's knowledge, affecting the Company or any Subsidiary of the Company or any of their respective properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

                  (w) Except as described in the Final Memorandum, there are no consensual encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make any other distributions on such Subsidiary's capital stock or to pay any indebtedness owed to the Company or any other Subsidiary of the Company, (y) to make any loans or advances to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

                  (x) Except as stated in the Final Memorandum, there are no outstanding claims for services, either in the nature of a finder's fee, financial advisory fee, origination fee or similar fee, with respect to the transactions contemplated hereby and by the Transaction Documents.

                  (y) Except as described in the Final Memorandum, each of the Company and its Subsidiaries is in compliance in all respects with all existing and applicable domestic and foreign laws, rules or regulations relating to pollution or protection of public or employee health or the environment ("Environmental Law") and with the terms and conditions of any Permit, issued to the Company or its Subsidiaries thereunder in connection with the ownership, operation or use of its business, property and assets, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Memorandum, none of the Company or its Subsidiaries is subject to any known liability, absolute or contingent, under any Environmental Law except for any such liability which would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Final Memorandum, there is no civil, criminal or administrative action, suit, demand, hearing, notice of violation or deficiency, investigation, proceeding or notice of potential responsibility or demand letter or request for information pending or, to the knowledge of the Company threatened against the Company or any of its Subsidiaries under any Environmental Law which, if determined adversely to the Company or any Subsidiary of the Company would, individually or in the aggregate, result in a Material Adverse Effect.

                  (z) Except as disclosed in the Final Memorandum, each of the Company or its Subsidiaries carries insurance (including self insurance) in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as shall be customary, in the good faith judgment of the Company, for companies similarly situated within the industry of the Company.

                  (aa) None of the Company or its Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing, 401(k) plan or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any Subsidiary of the Company makes or ever has made a contribution and in which any employee of the Company or any Subsidiary of the Company is or has ever been a participant. With respect to such plans, the Company and each of its Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA. The execution and delivery of this Agreement by the Company and the sale of the Units by the Company to the Initial Purchaser will not involve any prohibited transaction (within the meaning of Section 406 of ERISA) of the Company.

                  (bb) The Company is not and, after giving effect to the offering and sale of the Units, the Company will not be an "investment company" or a company "controlled by" an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (cc) Except as disclosed in the Final Memorandum, no holder of securities of the Company or any Subsidiary of the Company will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement.

                  (dd) As of the Closing Date and immediately after the consummation of the transactions contemplated by this Agreement and by the Transaction Documents, the fair value and current fair saleable value of the assets of the Company (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities. The Company (on a consolidated basis) is not, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and by the Transaction Documents, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted as described in the Final Memorandum, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

                  (ee) Neither the Company nor any person acting on its behalf has offered or sold the Units by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Company and any person acting on its or their behalf have complied with and will implement the "offering restrictions" within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to actions by the Initial Purchaser.

                  (ff) Except as disclosed in the Final Memorandum, neither the Company nor any other person acting on behalf of the Company (other than the Initial Purchaser as to whom the Company makes no representation) has solicited offers to buy or offered or sold or otherwise negotiated in respect of any security (as defined in the Act) that is or could be integrated with the sale of the Units in a manner that would require the registration under the Act of any of the Securities; and the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Units has been completed, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Units in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration requirements of the Act;

                  (gg) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

                  (hh) Assuming the accuracy of and compliance with the representations and warranties of the Initial Purchaser in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

                  (ii) No other securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

                  (jj) None of the Company or its Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                  (kk) Upon (i) execution and delivery of the Collateral Agreements by the Company, the Subsidiary Guarantors parties thereto and the Trustee, (ii) the execution and filing of all appropriate forms as required under the Uniform Commercial Code and (iii) in the case of (A) the Pledged Securities and (B) the Pledged Subsidiaries Stock pledged to the Trustee pursuant to the Pledge Agreement, the delivery to and possession by the Trustee of such Pledged Securities and Pledged Subsidiaries Stock, duly endorsed for transfer in accordance with Article 8 of the Uniform Commercial Code, the Collateral Agreements will create and constitute a valid and enforceable first priority pledge of and perfected security interest in the Collateral.

                  (ll) Neither the Company nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         3. Purchase, Sale and Delivery of the Units. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, 20,000 Units at a purchase price of 100% of the principal amount of Notes being issued and sold. One or more certificates in definitive form for the Units that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice to the Company at least 24 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor in accordance with the terms of this Agreement and the Preferred Units Purchase Agreement. Such delivery of and payment for the Units shall be made at the offices of Shearman & Sterling at 9:00 a.m., New York City time, on July 15, 1998, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date". With respect to Securities to be delivered in definitive certificated form, the Company will make certificates for such Securities available for checking and packaging by the Initial Purchaser at the offices of Jefferies & Company, Inc. in New York, New York, or at such other place as the Initial Purchaser may designate, on the business day next preceding the Closing Date. Securities to be represented by one or more definitive global Securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company ("DTC") or its designated custodian, and registered in the name of Cede & Co.

         4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Units at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

         5. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

                  (a) The Company shall not make any amendment or supplement to the Final Memorandum of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent. The Company shall promptly, upon the reasonable request of the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchaser.

                  (b) The Company shall use its best efforts, in cooperation with the Initial Purchaser, to arrange for the qualification of the Units for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchaser may designate and shall continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities.

                  (c) If, at any time prior to the completion of the initial resale of the Units by the Initial Purchaser to persons other than affiliates of the Initial Purchaser (as determined by the Initial Purchaser), any event occurs as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

                  (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser or such counsel may reasonably request.

                  (e) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee, the Warrant Agent or the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

                  (f) Except as described in the Final Memorandum, none of the Company or any of its affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Units in a manner which would require the registration of the Units under the Act.

                  (g) The Company will not solicit any offer to buy or offer to sell the Units by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

                  (h) For so long as any of the Securities remain outstanding, the Company will make available, upon request, to any seller or prospective purchaser of such Securities, the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) The Company will use its best efforts to (i) permit the Units and the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offering, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Units and Securities to be eligible under Rule 144A for clearance and settlement through DTC.

                  (j) (i) During the period beginning from the date hereof and continuing until the date 180 days after the Closing Date, except as contemplated by the Final Memorandum, the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities that are similar to the Units or the Securities, including but not limited to, any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such securities similar to the Securities, and the Company shall not offer, sell, contract to sell or otherwise dispose of securities of the Company after such 180 day period if such transaction would cause the initial offer and sale by the Company and resale by the Initial Purchaser of the Units not to be exempt from the registration requirements of the Act, and (ii) the Company will use its best efforts to cause each person who has entered into a Lock-up Agreement (as herein defined) to comply therewith, will not grant any waivers or consents to noncompliance therewith and will enforce its rights under each such agreement, in each case unless and to the extent that it shall have obtained the Initial Purchaser's prior written consent, which consent shall not be unreasonably withheld.

                  (k) During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), the Company will not, and will not permit any of its Subsidiaries or other affiliates (as defined in Rule 144A under the Act) controlled by it to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been required by any of them, except pursuant to an effective registration statement under the Act.

                  (l) The Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of any of the Securities.

                  (m) On the Closing Date, Anderson Kill & Olick, P.C., counsel to the Initial Purchaser, shall have received confirmation reasonably satisfactory to it that the Certificate of Designations in the form attached to the Preferred Units Purchase Agreement was filed on the Closing Date with the Secretary of State of the State of Delaware.

         6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of preparing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the preparation, issuance and delivery to the Initial Purchaser of the Securities, (v) the qualification for the Securities under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel incurred by the Initial Purchaser relating thereto, (vi) the fees, disbursements and out-of-pocket expenses of the Initial Purchaser in connection with its services to be rendered under this Agreement, including, without limitation, the reasonable fees, disbursements and charges of Anderson Kill & Olick, P.C., counsel to the Initial Purchaser, incurred in connection with the transactions contemplated hereby, travel and lodging expenses, word processing charges, messenger and duplicating services, fasimile expenses and other customary expenditures, including printing expenses, if any, all of which fees, disbursements and out-of-pocket expenses, (with the exception of the discount to the Initial Purchaser payable by the Company in connection with the Units Offering which shall be paid by the Company to the Initial Purchaser in accordance with the terms of this Agreement and the Preferred Units Purchase Agreement) shall be paid in cash, (vii) expenses in connection with any meetings with prospective investors in the Securities, (viii) fees and expenses of the Trustee, the Warrant Agent and the transfer agent and registrar for the Common Stock including fees and expenses of their respective counsel incurred by any of them, (ix) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market, and (x) any fees charged by investment rating agencies for the rating of any of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in
Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than solely by reason of a default by the Initial Purchaser on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith, the Company agrees to promptly reimburse the Initial Purchaser in cash upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Anderson Kill & Olick, P.C., counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Securities.

         7. Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Securities shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

                  (a) On the Closing Date, the Initial Purchaser shall have received an opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Shearman & Sterling, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchaser, substantially to the effect that:

                                  (i) Each of the Company and Block Party, Inc.
         is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum.

                                 (ii) Except as set forth in the Final
         Memorandum, based solely upon certificates by officers of the Company which such counsel has no reason to believe are inaccurate and to the best of such counsel's knowledge, (A) no options, warrants or other rights to purchase from the Company any Equity Interests in the Company are outstanding, (B) no agreements or other obligations of the Company to issue, or other rights granted by the Company to cause the Company to convert, any obligation into, or exchange any securities for, any Equity Interests in the Company are outstanding and (C) the Company is not obligated to have any of its securities registered under a registration statement filed by the Company under the Act with respect to any of the Securities.

                                (iii) The Notes have been duly and validly authorized and executed by the Company and, (A) when duly authenticated by the Trustee in accordance with the Indenture and when delivered by the Company and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Notes will constitute the valid and legally binding obligations of the Company and each of the Subsidiary Guarantors, enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought; and (B) the holders of the Notes will be entitled to the benefits of the Indenture.

                                 (iv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Notes, the New Intercreditor Agreements and the Collateral Agreements. The Indenture is in sufficient form for qualification under the TIA. Each of the Indenture, the Notes, the New Intercreditor Agreements and the Collateral Agreements has been duly and validly authorized by the Company. Each of the Indenture, the Notes, the New Intercreditor Agreement between the Trustee and the trustee under the indenture governing the Existing Notes, the New Intercreditor Agreement between the Trustee and Foothill Capital Corporation, and the Collateral Agreements has been executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, in the case of any agreement to which the Trustee is a party, each constitutes (and, with respect to any New Intercreditor Agreement not executed and delivered on the Closing Date, upon the execution and delivery of such New Intercreditor Agreement, will constitute) a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii), in the case of the Collateral Agreements, federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

                                  (v) The Company has all requisite corporate
         power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations.

                                 (vi) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrant Agreement. The Warrant Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

                                (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Warrants. The Warrants have been duly and validly authorized and executed by the Company and, when duly countersigned by the Warrant Agent in accordance with the Warrant Agreement and delivered and paid for by the Initial Purchaser, will have been duly issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Warrant Agreement, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (iii) federal or state securities laws or principles of public policy affecting enforcement of rights to indemnity or contribution.

                               (viii) When issued in accordance with the terms and conditions contained in the Warrant Agreement, upon exercise of the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights. When issued in accordance with the terms and conditions contained in the Company's certificate of incorporation, upon conversion of the Non-Voting Common Stock, the Non-Voting Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights.

                                 (ix) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

                                  (x) The statements set forth in the Final
         Memorandum under the captions "Description of Units", Description of Notes", "Description of Warrants" and "Description of Capital Stock", insofar as such statements purport to constitute a summary of the legal matters and documents referred to therein, fairly summarize in all material respects the legal matters and documents referred to therein.

                                 (xi) To the knowledge of such counsel and except as set forth in the Final Memorandum, no legal or governmental proceedings are pending or threatened to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any Subsidiary of the Company is subject which, if determined adversely to the Company or such Subsidiary, would result, individually or in the aggregate, in a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

                                (xii) Assuming that the New Notes have been duly authorized by all necessary corporate action of the Company, such New Notes when duly authenticated by the Trustee in accordance with the Indenture and duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, the New Notes will constitute the valid and legally binding obligations of the Company and the Subsidiary Guarantors, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

                               (xiii) Except as set forth in the Final
         Memorandum, the execution and delivery of this Agreement, the Indenture, the Collateral Agreements, the New Intercreditor Agreements, the Warrant Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Units to the Initial Purchaser) will not conflict with or constitute or result in a material breach or violation of or a default under (or an event which with notice or passage of time or both would constitute a material default under) (i) any of the terms or provisions of (A) any indenture, mortgage, deed of trust, loan agreement, note, or (B) based upon certificates by officers of the Company with respect to materiality, any material lease, license, franchise agreement, Permit, certificate, contract or other agreement or instrument to which the Company or any Subsidiary of the Company is a party, except, with respect to each of clauses (A) and (B) hereof, for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws of the Company, or (iii) any existing applicable Federal, New York or Delaware statute, law, rule or regulation, which are normally applicable to corporations such as the Company (other than the securities or blue sky laws of the various states, as to which, in each case, we express no opinion), or any judgment, order or decree of any court, governmental agency or body or arbitrator applicable to the Company, its Subsidiaries or any of their respective properties or assets, except for any such conflict, breach, violation, default or event would not, individually or in the aggregate, have a Material Adverse Effect.

                                (xiv) To the knowledge of such counsel, no consent, approval, authorization or order of any domestic governmental authority is required for the issuance and sale by the Company of the Units to the Initial Purchaser or the other transactions contemplated hereby or by the Transaction Documents, except such as have previously been obtained and such as may be required under applicable state securities or Blue Sky laws, as to which such counsel need express no opinion pursuant to this clause (xiv).

                                 (xv) Based upon the representations, warranties and agreements of the Company in Sections 1 and 5 of this Agreement and of the Initial Purchaser in Section 8 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Units to the Initial Purchaser under this Agreement or in connection with the initial resale of such Units by the Initial Purchaser in accordance with Section 4 of this Agreement to register the Units under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Unit. Prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA.

                                (xvi) Neither the consummation of the
         transactions contemplated by this Agreement (including, without limitation, any pledge of the capital stock of any Subsidiary of the Company pursuant to the Pledge Agreement) nor the sale, issuance, execution or delivery of the Units will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                               (xvii) The Security Agreement creates a valid security interest for the benefit of the Trustee in all of the Company's right, title and interest in the Collateral to the extent that a security interest therein can be created under Article 9 of the UCC, and, to the extent provided in Section 9-306 of the UCC, all proceeds thereof. Assuming that the Financing Statements executed by the Company have been filed in the offices listed in the Security Agreement, the security interests of the Trustee, in the Collateral, will be perfected security interests to the extent such security interests can be perfected solely by filing a financing statement under the UCC.

                              (xviii) Assuming (a) the delivery to and the continued exclusive possession by the Trustee pursuant to the Pledge Agreement of stock certificates representing the capital stock of the Subsidiary Guarantors (the "Pledged Shares") referred to in the Pledge Agreement, together with stock powers properly executed in blank with respect thereto and (b) that the Trustee was without notice of any adverse claim (as such term is used in Section 8-302 of the UCC) with respect to the Pledged Shares, the Pledge Agreement, together with the delivery of the certificates representing the Pledged Shares thereunder to Trustee, creates in Trustee's favor a perfected security interest under the UCC in such Pledged Shares. Assuming the Trustee acquired its interest in such Pledged Shares in good faith and without notice of any adverse claims and that each such certificate is either in bearer or registered form issued or endorsed in Trustee's name or in blank, assuming delivery to and the exclusive possession of the stock certificates representing the Pledged Shares, Trustee will acquire Trustee's security interest in such Pledged Shares free of adverse claims.

                                (xix) Each Subsidiary Security Agreement creates a valid security interest for the benefit of the Trustee in all of the right, title and interest of the Subsidiary of the Company that is a party to such Subsidiary Security Agreement in such Subsidiary's Collateral to the extent that a security interest therein can be created under Article 9 of the UCC, and, to the extent provided in
         Section 9-306 of the UCC, all proceeds thereof. Assuming that the Financing Statements executed by the Company and each Subsidiary Guarantor have been filed in the offices listed in such Subsidiary Security Agreement, the security interests of the Trustee, in such Collateral, will be perfected security interests to the extent such security interests can be perfected solely by filing a financing statement under the UCC.

                                 (xx) The Escrow Agreement creates a valid perfected security interest for the benefit of the Collateral Agent in all of the Company's right, title and interest in the Escrowed Interest Account, including, without limitation, the Escrow Funds and the Pledged Securities, to the extent that a security interest therein can be created under Article 8 of the UCC. Assuming the Collateral Agent acquired its interest in the Escrowed Interest Account, including, without limitation, the Escrow Funds and the Pledged Securities, in good faith and without notice of any adverse claims (as such term is used in Section 8-302 of the UCC), the Collateral Agent will acquire its security interest in the Escrowed Interest Account, including, without limitation, the Escrow Funds and the Pledged Securities, free of adverse claims.

                                (xxi) Assuming the Collateral Agreements have been duly authorized, executed and delivered by the Collateral Agent and upon execution and delivery of each of the Mortgages, each such Mortgage shall be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms and shall create a valid lien with respect to the premises described therein subject only to Permitted Liens, including, without limitation, the lien of the mortgage for the benefit of McDonald's Corporation. In that regard, in the event of foreclosure of the lien of the Mortgages (on and after execution and delivery thereof), the Collateral Agent will be entitled to obtain a deficiency judgment against the Company for the differences between the total amount of the obligations secured by the Mortgages and the amount realized upon foreclosure. The financing statements with respect to the fixtures, attachments and other articles and personal property described in the Mortgages are in appropriate form, pursuant to the Uniform Commercial Code in effect in such State (the "UCC") will upon their filing result in the perfection of the security interests created by the Mortgages in the fixtures, attachments and other articles and personal property described in the Mortgages, within the meaning of the UCC without the necessity of any action by and Person with respect thereto.

                               (xxii) Assuming that each Subsidiary Guarantor existing on the Closing Date (i) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Subsidiary Guarantee to which it is a party, the Subsidiary Guarantee to which each existing Subsidiary Guarantor is a party constitutes the valid and legally binding agreement of such Subsidiary Guarantor, enforceable in accordance with its terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency (including all laws relating to fraudulent transfer), reorganization, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

                  Such counsel shall also state that it has reviewed and participated in discussions concerning the preparation of the Final Memorandum with certain officers or employees of the Company, with its counsel and its auditors, and with representatives of the Initial Purchaser and its counsel. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that such counsel will not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Final Memorandum except as set forth in subparagraph (x) of this Section 7(a). Such counsel shall advise the Initial Purchaser that, subject to the limitations set forth above, on the basis of the information such counsel gained in the course of performing the services referred to above, (i) no facts came to such counsel's attention which gave such counsel reason to believe that the Final Memorandum (other than the financial statements and related notes thereto and the other financial, statistical, and other accounting data contained in the Final Memorandum or omitted therefrom, as to which such counsel expresses no view), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may (i) rely with respect to matters of fact upon the representations and warranties of the Company and its Subsidiaries set forth herein, upon certificates of officers of the Company and its Subsidiaries and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel's opinion is limited to the federal law of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware, and
(iv) may make such other assumptions and qualifications as may be reasonably acceptable to the Initial Purchaser. The opinion of Shearman & Sterling described in this subsection (a) shall be rendered at the request of the Company to, and may be relied upon solely by, the Initial Purchaser and shall so state therein.

         References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

                  (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date and addressed to the Initial Purchaser, of Anderson Kill & Olick P.C., counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may require. In rendering such opinion, Anderson Kill & Olick P.C. shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

                  (c) The Initial Purchaser shall have received from the Independent Accountants a comfort letter dated the date hereof, in form and substance satisfactory to the Initial Purchaser, to the effect set forth in Exhibit B hereto.

                  (d) The Company shall have received (i) the Wafra Consent,
(ii) the Noteholder Consent, and (iii) the Bank Consent, in each case for the purpose of permitting the offering of the Securities and the transactions contemplated by this Agreement, the Transaction Documents and the Final Memorandum.

                  (e) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for the representations and warranties which were true and correct as of a certain specified date which shall continue to be true and correct as of such date). The statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date. The Company shall have complied in all material respects with all agreements and satisfied all conditions to be performed or satisfied hereunder at or prior to the Closing Date. Except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no development that, singly or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                  (f) The sale of the Units hereunder shall not be enjoined (temporarily or permanently) on the Closing Date, and no injunction or order shall have been issued that either (i) asserts that any of the transactions contemplated by this Agreement or the Transaction Documents is subject to the registration requirements of the Act or (ii) would prevent or suspend the issuance or sale of the Units or the use of the

Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto in any jurisdiction.

                  (g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in such Final Memorandum or contemplated hereby, neither the Company nor any Subsidiary of the Company shall have incurred any liabilities or obligations, direct or contingent not in the ordinary course of business that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company, taken as a whole, and there shall not have been any adverse change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                  (h) Subsequent to the date of the most recent financial statements in the Final Memorandum and except as stated therein (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and the properties of the Company shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (i) The Initial Purchaser shall have received certificates of the Company, dated the Closing Date, signed on behalf of the Company by the Chairman of the Board, President or Chief Executive Officer and their Chief Financial Officer, to the effect that:

                           (i) the representations and warranties of the Company and its Subsidiaries contained in this Agreement are true and correct in all material respects as of the date hereof and as of the Closing Date (except for the representations and warranties which were true and correct as of a certain specified date which shall continue to be true and correct as of such date), and the Company and its Subsidiaries have performed all covenants and agreements and satisfied hereunder all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                           (ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or the aggregate, would have a Material Adverse Effect;

                           (iii) since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Memorandum or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole; and

                           (iv) the sale of the Units hereunder has not been enjoined (temporarily or permanently).

                  (j) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

                  (k) On the Closing Date, the Initial Purchaser shall have received an opinion of counsel, in form and substance satisfactory to the Initial Purchaser, to the effect that each Subsidiary Guarantor existing on the Closing Date (i) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Memorandum and (ii) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Subsidiary Guarantee to which it is a party.

                  (l) The directors and executive officers of the Company who are holders of outstanding shares of or securities exercisable or exchangeable for or convertible into shares of capital stock of the Company and the principal holders of the Company's Series A Convertible Preferred Stock (the "Convertible Preferred Stock") and Series A Junior Preferred Stock (the "Junior Preferred Stock") shall have entered into a written agreement with the Initial Purchaser in the form of Exhibit C hereto (each such agreement, a "Lock-up Agreement"), and executed originals of each Lock-up Agreement shall have been delivered to you.

                  (m) On the Closing Date, the Company's issuance and sale of its Junior Preferred Stock and Preferred Unit Warrants (as defined in the Final Memorandum) shall have been consummated in the manner set forth in the Final Memorandum.

                  (n) On the Closing Date, the Company will pay or cause to be paid in cash the reasonable fees and expenses of (i) Shearman & Sterling, counsel to the Company, and (ii) Anderson Kill & Olick, P.C., counsel to the Initial Purchaser.

                  (o) The Company shall have amended its charter and bylaws, as necessary, to increase the size of the Company's board of directors to eleven and to elect two nominees designated in writing by the Trustee to fill two of such vacancies (the "Noteholder Representatives").

                  (p) The Company shall have delivered to the Initial Purchaser a voting or similar agreement, in form and substance satisfactory to the Initial Purchaser, executed by and among the Company and holders of 1% or more of the outstanding Voting Common Stock.

                  (q) Policano and Manzo LLP shall have completed a review, satisfactory to counsel to the Initial Purchaser, of the Company's financial controls and procedures.

                  (r) On or prior to the Closing Date, the Company shall have delivered to the Initial Purchaser a written appraisal of the Company prepared by American Appraisal, Inc. (or such other appraiser acceptable to the Initial Purchaser) in form and substance satisfactory to the Initial Purchaser.

                  (s) The Company shall have executed and delivered to the Initial Purchaser the Preferred Units Purchase Agreement.

                  On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall each have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and its Subsidiaries as they shall have heretofore reasonably requested from the Company and its Subsidiaries.

                  All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provision hereof only if they are reasonably satisfactory in all respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

         8. Representations and Warranties by the Initial Purchaser. The Initial Purchaser represents and warrants (as to itself only) that it is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Units. The Initial Purchaser agrees with the Company (as to itself only) that (a) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act and the rules and regulations promulgated thereunder, and (b) it has and will solicit offers for the Units only from, and will offer and sell the Securities only to (A) in the case of offers inside the United States, (i) persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (ii) a limited number of other institutional investors reasonably believed by the Initial Purchaser to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Exhibit C to the Final Memorandum and (B) in the case of offers outside the United States, persons other than U.S. persons ("foreign purchaser"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust); provided, however, that, in the case of this clause (b), in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum. The Initial Purchaser acknowledges and agrees that, except as permitted by this Agreement, it will not offer, sell or deliver any Units as part of the distribution at any time. The Initial Purchaser acknowledges and agrees that it will not offer, sell or deliver any Securities in any jurisdiction outside of the United States, its territories or possessions except under circumstances that will result in compliance with the provisions of Regulation S under the Act and the applicable laws of such jurisdiction.

         9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto;

                  (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

                  (iii) any breach by the Company or any of its Subsidiaries of their respective representations, warranties and agreements set forth in subsections (t), (ee), (ff), (gg), (hh), (ii), (jj) or (ll);

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted primarily from any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnifiable parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld; and provided further, however, that this indemnity, as to the Preliminary Memorandum, shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Units to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Memorandum (as the same may be supplemented or amended) to such person at or prior to the written confirmation of the sale of the Securities to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Memorandum was corrected in the Final Memorandum, unless such failure resulted from noncompliance by the Company with Section 5(c).

                  (b) The Initial Purchaser agrees to indemnify and hold harmless each of the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent, (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

                  (c) As promptly as reasonably practical after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and to the extent it is not materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) No indemnifying party shall be liable under this Section 9 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

                  (e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the Units Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

                  (f) The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 9, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

         10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and its officers and the Initial Purchaser set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company and its Subsidiaries, any of their respective officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and shall survive delivery of and payment for the Units. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 14 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                           (i) the Company shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect or there shall have been, in the sole judgment of the Initial Purchaser, any event or development involving or reasonably likely to cause or result in a Material Adverse Effect (including without limitation a change in management or control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

                           (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

                           (iii) a banking moratorium shall have been declared by New York or United States authorities; or

                           (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of clause
         (A), (B) or (C) and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the private offering or the delivery of the Units as contemplated by the Final Memorandum.

                  (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

         12. Information Supplied by the Initial Purchaser. The statements set forth in the last paragraph on the front cover page, the first and second sentence of the second full paragraph on page iv (to the extent such statements relate to the Initial Purchaser), and in the first, fourth and sixth paragraphs under the heading "Plan of Distribution" in the Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company or its Subsidiaries for the purposes of Sections 2(a) and 9 hereof.

         13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered or telecopied and confirmed in writing to (i) Jefferies & Company, Inc., 11100 Santa Monica Blvd., 10th Floor, Los Angeles, CA 90025, Attention: Andrew R. Whittaker, Telecopy No.
(310) 575-5166; with a copy to Anderson Kill & Olick P.C., 1251 Avenue of the Americas, New York, New York 10022, Attention: Ronald S. Brody, Esq. and if sent to the Company, shall be mailed or delivered or telecopied and confirmed in writing to it at 565 Taxter Road, Suite 570, Elmsford, New York 10523,
Attention: Chief Financial Officer, Telecopy No. (914) 345-4527; with a copy to Shearman & Sterling, 599 Lexington Avenue, New York, New York

10022, Attention: Stephen T. Giove, Esq., Telecopy No. (212) 848-7179.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressed, if telecopied.

         14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company their respective officers and any person or persons who control the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor because of such purchase.

         15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Initial Purchaser.


                            *   *   *   *   *

                              Very truly yours,

                              DISCOVERY ZONE, INC.



                              By: /s/ Scott W. Bernstein
                                  ----------------------------------------------
                                  Name:  Scott W. Bernstein
                                  Title: President and Chief Executive Officer



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

JEFFERIES & COMPANY, INC.



By:  /s/ Andrew Booth
     -------------------------------
     Name:  Andrew Booth
     Title: Senior Vice President

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT B

                             FORM OF COMFORT LETTER

                                    EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT

                                    EXHIBIT D

                       Preferred Units Purchase Agreement